UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2021

MIDDLEFIELD BANC CORP.

(Exact name of registrant as specified in its charter)

Ohio	001-36613	34-1585111
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

15985 East High Street, Middlefield, Ohio 44062
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (440) 632-1666

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	MBCN	The NASDAQ Stock Market, LLC (NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2021, Clayton W. Rose, III, a member of the Board of Directors (“Board) of Middlefield Banc Corp. (the “Company”), notified the Company of his decision to retire from the Board effective at the conclusion of the November 8, 2021 board meeting. The action of Mr. Rose was for personal reasons and did not result from any disagreements with management or the Board.

Mr. Rose has served as a director of the Company since 2016 and served as a member of the Audit Committee.

Also on November 8, 2021, the Board elected Kevin A. DiGeronimo as a Class II member of the Board until the Company’s 2024 annual meeting of shareholders and until his successor is duly elected or qualified. Mr. DiGeronimo has been a member of the board of directors of The Middlefield Banking Company since January 2021. Mr. DiGeronimo is Principal of DiGeronimo Companies and President of Independence Construction. Both businesses are headquartered in Independence, Ohio.

As a non-employee director, Mr. DiGeronimo will be eligible to receive compensation in the same manner as the Company’s other non-employee directors consistent with the description in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) on April 5, 2021. The Company will enter into an indemnification agreement with Mr. DiGeronimo in a manner consistent with the agreements entered into with the Company’s existing directors, the form of which was filed as an exhibit to the Company’s registration statement on Form 10, Amendment No. 1, filed on June 14, 2001. Mr. DiGeronimo was elected as a member of the Audit Committee of the Board.

There are no arrangements or understandings between Mr. DiGeronimo and any other person, pursuant to which Mr. DiGeronimo was appointed to the Board. Further, there are no transactions involving Mr. DiGeronimo that require disclosure pursuant to Item 404(a) of Regulation S-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

The following exhibits are furnished herewith:

99	November 9, 2021 press release of Middlefield Banc Corp.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MIDDLEFIELD BANC CORP.

By:	/s/ James R. Heslop, II
James R. Heslop, II
Executive Vice President and COO

Date: November 9, 2021